Almost Family Reports First Quarter 2017 Results

May 9, 2017

Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000

FOR IMMEDIATE RELEASE	May 9, 2017

Almost Family Reports First Quarter 2017 Results

Louisville, KY, May 9, 2017 –  Almost Family, Inc. (NASDAQ: AFAM), a leading national provider of home health and related services, announced today its financial results for the quarter ended March 31, 2017.

First Quarter Highlights (1):

•	Record net service revenues of approximately $201.3 million including the first quarter of operations of the CHS-JV (see below), up 31% from the first quarter of 2016
•	GAAP net income of $3.6 million
•	GAAP EPS of $0.28(2) per diluted share
•	Adjusted net income of $7.1(1) million
•	Adjusted EPS of $0.55(1, 2). Excluding the effect of the January 2017 equity sale, Adjusted EPS would have been $0.68(1, 2)
•	Adjusted EBITDA of $16.6 million
•	Net cash from operating activities of $7.0 million
•

As of May 9, 2017 the Company has completed conversion of 32 home health branches to the new HomeCare-HomeBase information system and currently expects to complete conversion of the remaining branches before the end of 2017

(1)	See Non-GAAP Financial Measures below
(2)	Note that comparability of EPS between years is partially impacted by changes in shares outstanding as explained further below

Management Comments

William Yarmuth, Chairman and CEO, commented:  “We are exceptionally pleased to report strong operating results for our first quarter.  Our transition efforts are well underway and we are seeing very nice performance in the JV operations.  We’re also demonstrating strong organic growth in our legacy home health operations, with 4.5% episodic admission growth overall, the best we’ve seen in some time.  The earnings power of our business is especially evident when viewed in terms of adjusted net income which increased by almost one-third.  While our personal care business

Almost Family Reports First Quarter 2017 Results

May 9, 2017

presents some near-term opportunities for improvement, the JV’s hospice operations are contributing nicely.  As we proceed into the remainder of 2017 with an exceptionally strong balance sheet, we’ll work to complete our transition efforts and improve our organic growth rates even further, while also increasing our focus on M&A and other business development opportunities.”

Steve Guenthner, President added:  “We completed our recent equity offering primarily to enable us to continue as a leading consolidator in the home health space.  We have a very active development pipeline that includes not only traditional “bolt-on” acquisition opportunities but also reflects heightened interest from health systems for additional joint ventures.  Meanwhile, on the regulatory front, we’re pleased with developments at the Federal level that seem to indicate a more business-friendly approach to new laws and regulations while also continuing to acknowledge the critical and growing role home health services play in the evolution of the US healthcare delivery system.  This continues to be a receptive environment in which we can aggressively put capital to work and we’ll continue our efforts to do so.”

Yarmuth concluded:  “I want to express my sincere appreciation to the continued commitment and dedication of all our employees and in particular welcome and thank the newest members of our team, those of the CHS-JV, for their patience and hard work as they complete the transition from CHS to Almost Family.”

First Quarter Financial Results (See Matters Impacting Comparability and Presentation below)

Home Health segment net revenues increased by 38% or $41.7 million to $151.2 million from $109.4 million in the prior year and episodic admissions grew by 44.8% to 31,290 from 21,612 primarily due to the CHS-JV acquisition.  Net revenue and episodic admissions in the CHS-JV were $42.9 million and 8,731, respectively.  Excluding the CHS-JV, episodic admissions grew by approximately 4.5%, including growth in Florida of 2.8% while episodic admits in the CHS-JV grew 4.2% over the prior year.

Home Health segment contribution increased $4.8 million, or 32.2%, to $19.9 million, from $15.0 million in the prior year period.  Home Health contribution margins as a percentage of revenue decreased slightly from 13.7% to 13.2% primarily due to the combined effect of a 1% Medicare rate cut and an annual cost of living wage rate adjustment of 2% both effective January 1, 2017.

Other Home-Based Services (OHBS) segment net revenues increased $5.7 million or 14.3% to $45.6 million in 2017 from $39.9 million primarily as a result of the 15 hospice facilities acquired in the CHS-JV transaction.   Hospice revenues were $7.0 million for the quarter including $6.7 million in the CHS-JV. Personal care revenues were down $1.1 million or 2.9% from prior year on lower volumes.  Additionally, rate cuts and increases in wages influenced by increases in statutory minimum wage rates in certain states negatively impacted personal care margins.  OHBS segment contribution increased $0.1 million as compared to the same period of last year.

Healthcare Innovations (HCI) segment net revenues increased $0.2 million to $4.6 million in 2017 from $4.4 million in 2016, while operating losses as percent of revenue declined to 7.5% from 15.3% in 2016.  HCI segment first quarter assessment revenues are traditionally lower than the other

Almost Family Reports First Quarter 2017 Results

May 9, 2017

quarters due to the seasonal nature of Medicare Advantage plan customers.

Corporate expenses as a percentage of revenue decreased to 4.5% from 5.0% in the prior year period primarily due to a larger base of business.  Deal, transition and other costs were $7.2 million, primarily as a result of the CHS-JV acquisition and the first-full quarter conversion of the HH Segment to the HomeCare-HomeBase information system.  System conversion, implementation, training and related costs are expected to continue throughout 2017.  Borrowings related to acquisitions increased interest expense to $1.9 million, from $1.3 million in the prior year period.

Net cash from operating activities of $7.0 million was generated in the first quarter of 2017.  Accounts receivable days sales outstanding were 57 at the end of the first quarter of 2017, as compared to 56 days last year and 53 days at the end of the fourth quarter of 2016.  Variations in days outstanding are largely attributable to delayed regulatory processing from asset acquisitions and the timing of Medicare claims processing.

The effective tax rate for the first quarter of 2017 and 2016 was 17.6% and 40.5%, respectively.  The Company’s lower effective income tax rate for the first quarter of 2017 was due to a change in accounting rules for excess tax benefits from the exercise of stock options and vesting of restricted shares as a result of the prospective adoption of Accounting Standards Update 2016-09 as of the first day of fiscal 2017.  Under previous accounting rules these benefits were recorded in “additional paid-in capital” rather than in the current period tax provision.  Future periods with option exercises or restricted stock vesting could lower or raise the Company’s tax provision in those periods.  Excluding this item, the Company expects its effective tax rate for 2017 to be 39.5%.

Increased average shares outstanding from the Company’s late January sale of common shares reduced Adjusted EPS of $0.55 for the first quarter of 2017 by $0.13.

The Company noted that it will continue to pursue quality acquisitions of in-home health care service providers consistent with its stated strategy and the types of services its segments currently provide.

Matters Impacting Comparability and Presentation – CHS-JV and Segment Presentation

On the first day of 2017, the Company acquired an 80% controlling interest in the entity holding the home health and hospice assets of Community Health Systems, Inc. (NYSE: CYH) (“CHS-JV”).  Community Health Systems, Inc. ("CHS"), one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country, retained the remaining 20%.  With the completion of this transaction, the Company now operates 340 branches across 26 states including 15 hospice agencies across 7 states.

In the first quarter in 2017, the Company redefined its reporting segments to include a) Home Health (HH) formerly Visiting Nurse, b) Other Home-Based Services (OHBS) which includes all other home care services outside of Home Health services and c) the Healthcare Innovations (HCI) segment.  The OHBS segment consists of the historical Personal Care (“Personal Care” or “PC”)

Almost Family Reports First Quarter 2017 Results

May 9, 2017

operations plus hospice services.  Prior year segment information has been reclassified to conform to its new segment definitions.  In management’s opinion, this approach provides investors clarity for the largest segment, Home Health, and best aligns with the Company’s internal decision-making processes as viewed by the chief operating decision maker.

Financing Activities

On January 25, 2017, the Company completed a public offering of 3.5 million shares of its common stock for gross proceeds in excess of $150 million.  The net proceeds of $144 million were applied to the Company’s revolving credit facility, which increased credit available under the Facility from approximately $78.6 million at December 30, 2016 to approximately $204.1 million after the offering.

Almost Family Reports First Quarter 2017 Results

May 9, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Quarter ended
	March 31, 2017	April 1, 2016
Net service revenues	$ 201,312	$ 153,698
Cost of service revenues (excluding depreciation & amortization)	106,268	82,232
Gross margin	95,044	71,466
General and administrative expenses:
Salaries and benefits	56,033	41,676
Other	24,716	19,445
Deal, transition & other costs	7,231	2,609
Total general and administrative expenses	87,980	63,730
Operating income	7,064	7,736
Interest expense, net	(1,897)	(1,332)
Income before noncontrolling interests and income taxes	5,167	6,404
Net loss (gain) - noncontrolling interests	(760)	190
Income before income tax expense	4,407	6,594
Income tax expense	(774)	(2,677)
Net income attributable to Almost Family, Inc.	$ 3,633	$ 3,917

Per share amounts-basic:
Average shares outstanding	12,695	10,089

Net income attributable to Almost Family, Inc.	$ 0.29	$ 0.39

Per share amounts-diluted:
Average shares outstanding	12,937	10,260

Net income attributable to Almost Family, Inc.	$ 0.28	$ 0.38

Almost Family Reports First Quarter 2017 Results

May 9, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	(Unaudited)
	March 31, 2017	December 30, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,891	$10,110
Accounts receivable - net	126,205	99,212
Prepaid expenses and other current assets	13,054	11,432
TOTAL CURRENT ASSETS	153,150	120,754
PROPERTY AND EQUIPMENT - NET	13,598	10,732
GOODWILL	427,868	305,476
OTHER INTANGIBLE ASSETS - NET	113,387	85,063
TRANSACTION DEPOSIT	—	128,930
OTHER ASSETS	8,274	7,757
TOTAL ASSETS	$716,277	$658,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,665	$12,122
Accrued other liabilities	57,006	39,728
TOTAL CURRENT LIABILITIES	72,671	51,850

LONG-TERM LIABILITIES:
Revolving credit facility	117,226	262,456
Deferred tax liabilities	22,604	21,145
Seller notes	12,500	12,500
Other liabilities	6,851	6,581
TOTAL LONG-TERM LIABILITIES	159,181	302,682
TOTAL LIABILITIES	231,852	354,532

NONCONTROLLING INTEREST - REDEEMABLE -
HEALTHCARE INNOVATIONS	2,256	2,256

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000 shares; none issued or outstanding	—	—
Common stock, par value $0.10; authorized 25,000; 13,938 and 10,504 issued and outstanding	1,410	1,051
Treasury stock, at cost, 160 and 117 shares	(5,293)	(3,258)
Additional paid-in capital	286,666	141,233
Retained earnings	167,287	163,763
Almost Family, Inc. stockholders' equity	450,070	302,789
Noncontrolling interests - nonredeemable	32,099	(865)
TOTAL STOCKHOLDERS’ EQUITY	482,169	301,924
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$716,277	$658,712

Almost Family Reports First Quarter 2017 Results

May 9, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Quarter ended
	March 31, 2017	April 1, 2016
Cash flows from operating activities:
Net income attributable to Almost Family, Inc.	$ 3,633	$ 3,917
Net (gain) loss attributable to noncontrolling interests	(760)	190
Income before non-controlling interests	4,393	3,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,533	985
Provision for uncollectible accounts	3,564	3,845
Stock-based compensation	767	717
Loan costs amortization	250	65
Deferred income taxes	1,458	2,166
	11,965	11,505
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(9,536)	(3,571)
Prepaid expenses and other current assets	(1,009)	(257)
Other assets	(721)	(334)
Accounts payable and accrued expenses	6,332	(1,735)
Net cash provided by operating activities	7,031	5,608

Cash flows of investing activities:
Capital expenditures	(895)	(969)
Transaction deposit	128,930	-
Acquisitions, net of cash acquired	(129,144)	(24,229)
Net cash used in investing activities	(1,109)	(25,198)

Cash flows of financing activities:
Credit facility borrowings	55,276	78,011
Credit facility repayments, net	(200,461)	(58,626)
Proceeds from stock offering, net	143,937	-
Proceeds from stock option exercises	1,143	-
Purchase of common stock in connection with share awards	(2,036)	(396)
Tax impact of share awards	-	214
Net cash (used in) provided by financing activities	(2,141)	19,203

Net change in cash and cash equivalents	3,781	(387)
Cash and cash equivalents at beginning of period	10,110	7,522
Cash and cash equivalents at end of period	$ 13,891	$ 7,135

Almost Family Reports First Quarter 2017 Results

May 9, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Quarter ended
	March 31, 2017		April 1, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount		%
Net service revenues:
Home Health	$151,155	75.1%	$109,422	71.2%		$41,733	38.1%
Other Home-Based Services	45,598	22.7%	39,884	25.9%		5,714	14.3%
Healthcare Innovations	4,559	2.3%	4,392	2.9%		167	3.8%
	201,312	100.0%	153,698	100.0%		47,614	31.0%
Operating income before corporate expenses:
Home Health	19,882	13.2%	15,041	13.7%		4,841	32.2%
Other Home-Based Services	3,814	8.4%	3,671	9.2%		143	3.9%
Healthcare Innovations	(343)	(7.5)%	(673)	(15.3)%		330	(49.0)%
	23,353	11.6%	18,039	11.7%		5,314	29.5%

Corporate expenses	9,058	4.5%	7,694	5.0%		1,364	17.7%
Deal, transition and other costs	7,231	3.6%	2,609	1.7%		4,622	NM
Operating income	7,064	3.5%	7,736	5.0%		(672)	(8.7)%
Interest expense, net	(1,897)	(0.9)%	(1,332)	(0.9)%		(565)	42.4%
Net (gain) loss - noncontrolling interests	(760)	(0.4)%	190	0.1%		(950)	NM
Net income before income taxes	4,407	2.2%	6,594	4.3%		(2,187)	(33.2)%
Income tax expense	(774)	(0.4)%	(2,677)	(1.7)%		1,903	(71.1)%
Net income attributable to Almost Family, Inc.	$3,633	1.8%	$3,917	2.5%	$	$ (284)	(7.3)%

Adjusted EBITDA (1)	$16,595	8.2%	$12,047	7.8%		$4,548	37.8%
Adjusted net income (1)	$7,091	3.5%	$5,469	3.6%		$1,622	29.6%

(1) See Non-GAAP Financial Measures below.

Almost Family Reports First Quarter 2017 Results

May 9, 2017

HOME HEALTH OPERATING METRICS

	Quarter ended
	March 31, 2017		April 1, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Locations	240		163		77	47.2%

All payors:
Admissions	41,457		28,432		13,025	45.8%
Census	31,333		23,092		8,241	35.7%
Visits	969,354		736,159		233,195	31.7%
Cost per visit	$76		$71		$5	6.4%
G&A expense per census	$1,843		$1,815		$28	1.5%

Episodic:
Admissions	31,290		21,612		9,678	44.8%
Census	24,148		17,695		6,453	36.5%
Episodes	45,891		32,540		13,351	41.0%
Visits	768,012		587,692		180,320	30.7%
Revenue	$130,069	86.0%	$95,432	87.2%	$34,637	36.3%
Revenue per episode	$2,834		2,933		$(98)	(3.4)%
Visits per episode	16.7		18.1		(1.3)	(7.3)%

Non-episodic:
Admissions	10,167		6,820		3,347	49.1%
Census	7,185		5,397		1,788	33.1%
Visits	201,342		148,467		52,875	35.6%
Revenue	$21,086	14.0%	$13,990	12.8%	$7,096	50.7%
Revenue per visit	$105		$94		$11	11.7%
Visits per admission	19.8		21.8		(2.0)	(9.0)%

Almost Family Reports First Quarter 2017 Results

May 9, 2017

OTHER HOME-BASED SERVICES OPERATING METRICS

	Quarter ended
	March 31, 2017	April 1, 2016	Change
	Amount	Amount	Amount	%
Personal care locations	82	72	10	13.9%
Hospice locations	16	1	15	NM

Personal Care:
Admissions	2,341	2,446	(105)	(4.3)%
Census	12,826	12,545	281	2.2%
Hours of service	1,829,542	1,848,209	(18,667)	(1.0)%
Hours per patient per week	10.9	11.3	(0.4)	(3.5)%
Revenue	$38,554	$39,693	$(1,139)	(2.9)%
Operating income (loss)	$2,348	$3,737	$(1,389)	(37.2)%
Revenue per hour	$21.07	$21.48	$(0.40)	(1.9)%
Cost per hour	$12.93	$12.97	$(0.04)	(0.3)%

Hospice:
Admissions	758	23	735	NM
Census	465	15	450	NM
Length of stay	58	30	28	NM
Revenue	$7,044	$191	$6,853	NM
Operating income (loss)	$1,466	$(66)	$1,532	NM
Revenue per day	$166	$140	$26	NM

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Quarter ended
	March 31, 2017	April 1, 2016	Change
	Amount	Amount	Amount	%

ACO Management:
Medicare ACO enrollees under management	141,556	121,881	19,675	(16.1)%
ACOs under contract	15	14	1	(7.1)%
Revenue	$543	$171	$372	(217.5)%
Operating income (loss)	$(389)	$(392)	$3	0.8%

Assessment Services
Assessments	15,212	15,575	(363)	2.3%
Revenue	$4,016	$4,221	$(205)	4.9%
Operating income (loss)	$46	$(281)	$327	116.4%

Almost Family Reports First Quarter 2017 Results

May 9, 2017

Non-GAAP Financial Measures

The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income and adjusted earnings per share is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted net income and adjusted earnings per share provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following table sets forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted net income:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

 (In thousands)

	Quarter ended
(in thousands)	March 31, 2017	April 1, 2016
Net income attributable to Almost Family, Inc.	$3,633	$3,917

Addbacks:
Deal, transition and other, net of tax	3,458	1,552
Adjusted net income attributable to Almost Family, Inc.	$7,091	$5,469

Per share amounts-diluted:
Average shares outstanding	12,937	10,260

Net income attributable to Almost Family, Inc.	$0.28	$0.38

Addbacks:
Deal, transition and other, net of tax	0.27	0.15
Adjusted net income attributable to Almost Family, Inc.	$0.55	$0.53

Adjusted EBITDA

Adjusted earnings before interest, income tax, depreciation and amortization, amortization of stock-based compensation, deal, transition and other (Adjusted EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from Adjusted EBITDA Operations

Almost Family Reports First Quarter 2017 Results

May 9, 2017

are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA Operations and believes that it is useful to investors because it provides a common analytical indicator within its industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in the Company’s credit agreement.

The following table sets forth a reconciliation of net income to Adjusted EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

 (In thousands)

	Quarter ended
(in thousands)	March 31, 2017	April 1, 2016
Net income	$3,633	$3,917
Add back:
Net (loss) gain - noncontrolling interests	760	(190)
Interest expense	1,897	1,332
Income tax expense	774	2,677
Depreciation and amortization	1,533	985
Stock-based compensation	767	717
Deal, transition and other costs	7,231	2,609
Adjusted EBITDA	$16,595	$12,047

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds. These forward-looking statements are based on current plans, expectations, projections, forecasts and assumptions about future events that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” or similar terms, variations of those terms or the negative of those terms. While forward-looking statements reflect good faith beliefs, assumptions and expectations, they are not guarantees of future performance, and the Company undertakes no obligation to update or revise its forward-looking statements. The forward-looking statements in this news release are based on a variety of assumptions that may not be realized and that are subject to significant risks and uncertainties, including that the offering may not be completed. For a more complete discussion regarding other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended January 1, 2016, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.”

Almost Family Reports First Quarter 2017 Results

May 9, 2017

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading national provider of home healthcare services, with 340 branch locations in 26 states, including its joint venture with Community Health Systems, Inc. (CHS) (NYSE: CYH). Almost Family, Inc. and its subsidiaries operate Home Health, Other Home-Based Services and HealthCare Innovations segments.